TEMPLETON INSTITUTIONAL FUNDS, INC.
                   FOREIGN EQUITY (SOUTH AFRICA FREE) SERIES
               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 29, 1996
                              PLEASE VOTE PROMPTLY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints THOMAS M. MISTELE, JAMES R. BAIO, and JOHN R. KAY, and each of them, with full power of substitution, as proxies to vote for and in the name, place and stead of the undersigned at the Special Meeting of Shareholders of Templeton Institutional Funds, Inc., Foreign Equity (South Africa Free) Series (the "Fund") to be held at 700 Central Avenue, St. Petersburg, Florida 33701-3628, on Monday, January 29, 1996, and at any adjournment thereof, according to the number of votes and as fully as if personally present.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER (OR NOT VOTED) AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ITEM 1, AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ITEM 2.


                                                               ,1996
                Signature(s)                                Date


PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. IF MORE THAN ONE OWNER IS REGISTERED AS SUCH, ALL MUST SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR ANY OTHER REPRESENTATIVE CAPACITY, OR AS A CORPORATE OFFICER, PLEASE GIVE FULL TITLE.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2:

Item 1-Approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the Fund by Templeton Institutional Funds, Inc. Foreign Equity Series ("Foreign Equity") in exchange for shares of Foreign Equity, the distribution of such Foreign Equity shares to shareholders of the Fund, and the subsequent dissolution of the Fund.

                        FOR              AGAINST           ABSTAIN
                         -                  -                -
                        |-|                |-|              |-|


Item 2-In their discretion, the Proxyholders are authorized to vote upon such other matters which may legally come before the Meeting or any adjournments thereof.


                        FOR              AGAINST           ABSTAIN
                         -                  -                 -
                        |-|                |-|               |-|



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